Exhibit 10.7

SHARE ESCROW AGREEMENT

THIS SHARE ESCROW AGREEMENT (“Agreement”) is made and entered into as of [●], 2021, by and among NB Merger Corp., a Delaware corporation (“Purchaser”), Ted Smith, an individual (the “Stockholder Representative”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A. Purchaser and the Stockholder Representative have entered into a Merger Agreement, dated as of November 11, 2020 (the “Merger Agreement”), pursuant to which, among other things, Nuvve Corporation, a Delaware corporation (the “Company”) will merge with and into Nuvve Merger Sub Inc., Delaware corporation and wholly-owned subsidiary of the Purchaser. The Merger Agreement provides that the Purchaser shall deposit the Escrow Shares (as defined below) with the Escrow Agent to serve as security for and a source of payment with respect to the Company Indemnified Parties’ (as defined in the Merger Agreement) obligations under Article X of the Merger Agreement.

B. The Escrow Agent has agreed to accept, hold and disburse the Escrow Shares in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment.

(a) The Purchaser and the Stockholder Representative hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

2.	Escrow Shares.

(a) Simultaneously with the execution and delivery of this Agreement, Purchaser shall deposit in escrow [●] shares of its common stock (the “Escrow Shares”) with the Escrow Agent. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust as Escrow Agent”.

(b) During the term of this Agreement, neither the Stockholders Representative nor the Purchaser shall have the right to exercise any voting rights with respect to any of the Escrow Shares. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted, the Escrow Shares in the same proportion that the number of common shares owned by all other stockholders of the Purchaser are voted. In the absence of notice as to the proportion that the number of common shares of owned by all other stockholders of the Purchaser are voted, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(c) Any dividends paid with respect to the Escrow Shares shall be deemed part of the escrow hereunder and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of the Purchaser, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Agreement.

3.	Disposition and Termination.

(a) The Escrow Shares shall serve as security for and a source of payment with respect to the Company Indemnified Parties’ (as defined in the Merger Agreement) obligations under Article X of the Merger Agreement. The foregoing obligations shall hereinafter be referred to, individually as an “Indemnity Escrow Claim” and collectively as “Indemnity Escrow Claims”. For the avoidance of doubt, Indemnity Escrow Claims shall be asserted and resolved solely as set forth in Article X of the Merger Agreement, in each case subject to the time periods and other restrictions set forth in such Article X. The Purchaser shall notify the Stockholder Representative and Escrow Agent in writing of any sums which Purchaser claims are subject to an Indemnity Escrow Claim (an “Indemnity Escrow Notice”) and its calculation of the number of Escrow Shares needed to cover such sums, calculated in accordance with the Merger Agreement. The Escrow Agent shall have no duty to determine whether any Indemnity Escrow Notice accurately describes an Indemnity Escrow Claim or conforms to or is permitted under by or by virtue of the Merger Agreement, but shall be entitled to assume conclusively and without inquiry that any such Indemnity Escrow Notice satisfies the requirements of the Merger Agreement and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 3(b).

(b) Within five (5) Business Days after receipt of either (i) a joint written instruction in the form attached hereto as Exhibit A signed by both the Purchaser and the Stockholder Representative (a “Joint Written Instruction”) or (ii) a Final Order (as defined below), in each case specifying the amount, if known, asserted by the Purchaser for such Indemnity Escrow Claim, the Escrow Agent shall disburse the portion of the Escrow Funds as provided in the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make distributions of the Escrow Shares only in accordance with a Joint Written Instruction.

(c) Within five (5) Business Days after the date that is twelve (12) months from the closing of the transactions contemplated by the Merger Agreement (the “Release Date”), the Purchaser and the Stockholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to disburse to the Stockholder Representative (on behalf of the stockholders of the Company) the number of Escrow Shares, if greater than zero, equal to (i) the number of Escrow Shares less (ii) any Escrow Shares that are subject to an Indemnity Escrow Claim with respect to which the Escrow Agent shall have received an Indemnity Escrow Notice prior to the Release Date, but which remains unresolved or unsatisfied as of such date (the “Disputed Amount”). With respect to any Disputed Amounts, the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement until the resolution of such underlying Indemnity Escrow Claims. Such Disputed Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 3(b) of this Agreement.

(d) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 6.

(e) For the purposes of this Agreement, “Final Order” means a final and nonappealable order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from the Purchaser or the Stockholder Representative (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

4.	Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Purchaser, the Stockholder Representative and any other person or entity, in connection herewith, including the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement

(b) In the event of any conflict between the terms and provisions of this Agreement with those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Purchaser, the Stockholder Representative or any other person or entity related to the Escrow Agent’s duties hereunder, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Purchaser or the Stockholder Representative without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either the Purchaser, the Stockholder Representative or any beneficiary or the Escrow Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either the Purchaser, the Stockholder Representative or any beneficiary or the Escrow Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.	Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Purchaser and the Stockholder Representative, specifying a date when such resignation a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If the Purchaser and the Stockholder Representative have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of an Order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent's obligations hereunder shall ease and terminate, subject to the provisions of Section 7. In accordance with Section 7, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of [the Purchaser and the Stockholder Representative] set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by the Purchaser, on the one hand, and the Company and the stockholders of the Company, on the other hand, jointly and severally, from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state of federal court located in New York County, State of New York.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, each of the Purchaser and the Stockholder Representative acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of the Purchaser, Stockholder Representative or any of the stockholders of the Company, including such person or entity’s name, address and organizational documents (“identifying information”). The Purchaser and the Stockholder Representative agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9. Notices. All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 10), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

If to the Purchaser:

c/o Ted Smith

2468 Historic Decatur Road

San Diego, CA 92106

Phone: (858) 531-4040

Email: ted@nuvve.com

with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Attn: David Alan Miller, Eric Schwartz

Phone: (212) 818-8661, (212) 818-8602

Email: dmiller@graubard.com, eschwartz@graubard.com

If to the Stockholder Representative:

Ted Smith

2468 Historic Decatur Road

San Diego, CA 92106

Phone: (858) 531-4040

Email: ted@nuvve.com

with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Attn: David Alan Miller, Eric Schwartz

Phone: (212) 818-8661, (212) 818-8602

Email: dmiller@graubard.com, eschwartz@graubard.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer distribution, including any Joint Written Instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Purchaser and the Stockholder Representative by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by [officers of the Purchaser (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select.] Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of a receipt of the Escrow Shares, as designated in a Joint Written Instruction.

11. Compliance with Court Officers. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement of decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree by subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent, the Purchaser and the Stockholder Representative. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, the Purchaser or the Stockholder Representative, except as provided in Section 5, without the prior consent of the Escrow Agent, the Purchaser and the Stockholder Representative . This Agreement shall be governed by and construed under the laws of the State of New York. Each of the Purchaser, the Stockholder Representative and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Purchaser or the Stockholder Representative any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASER:

NB MERGER CORP.

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE:

Ted Smith

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Form of Joint Written Instruction

[to be inserted]

EXHIBIT B

Escrow Agent Compensation

[to be inserted]

EXHIBIT C

Authorized Persons

Name	Telephone Number	Signature

[to be inserted]